Execution Version

Exhibit 10.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED

JOINT VENTURE TERMINATION AND SETTLEMENT AGREEMENT

This Joint Venture Termination and Settlement Agreement (this “Agreement”) is entered into as of the Effective Date (as defined below), by and between American Multi-Cinema, Inc. (“AMC”), on the one hand, and National CineMedia, LLC (“NCM”) and National CineMedia, Inc. (“NCMI”, and together with NCM, “National CineMedia”), on the other hand. AMC and National CineMedia are each referred to herein as a “Party,” and, collectively, as the “Parties.”

RECITALS

WHEREAS, on February 13, 2007, certain of the Parties entered into (a) that certain Third Amended and Restated Limited Liability Company Operating Agreement, dated as of February 13, 2007, by and among AMC, Cinemark Media, Inc. (“Cinemark”), NCMI, and Regal CineMedia Holdings, LLC (“Regal CineMedia Holdings”) (as amended, the “LLC Agreement”); (b) that certain Common Unit Adjustment Agreement, dated as of February 13, 2007, by and among AMC, Cinemark, Cinemark USA, Inc. (“Cinemark USA”), Regal CineMedia Holdings, Regal Cinemas, Inc. (“Regal Cinemas”), NCM, and NCMI (the “CUAA”); (c) that certain Tax Receivable Agreement, dated as of February 13, 2007, by and among AMC, Cinemark, Cinemark USA, NCM, NCMI, Regal CineMedia Holdings, and Regal Cinemas (as amended, the “Tax Receivable Agreement”); (d) that certain Director Designation Agreement, dated as of February 13, 2007, by and among NCMI, AMC, Cinemark, and Regal CineMedia Holdings (the “Director Designation Agreement”); and (e) the Registration Rights Agreement, dated as of February 13, 2007, by and among NCMI, AMC, Regal CineMedia Holdings, and Cinemark (the “Registration Rights Agreement”, and together with the LLC Agreement, the CUAA, the Tax Receivable Agreement, and the Director Designation Agreement, the “Joint Venture Agreements”);

WHEREAS, on December 26, 2013, AMC and NCM entered into that certain Amended and Restated Exhibitor Services Agreement, as further amended on March 9, 2017 (as subsequently amended or amended and restated, the “AMC Original ESA”);

WHEREAS, on April 11, 2023 (the “NCM Petition Date”), NCM filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “NCM Chapter 11 Case”) in the United States Bankruptcy Court for the Southern District of Texas under the caption of In re National CineMedia, LLC, et. al., Case No. 23-90291 (DRJ) (Bankr. S.D. Tex.) (the “Bankruptcy Court”);

WHEREAS, on June 26, 2023, the Bankruptcy Court entered that certain Order (I) Approving and Authorizing the Debtor to Enter into and Perform Under (A) the Termination and Settlement Agreement and (B) the Network Affiliate Transaction Agreement and (II) Granting

Related Relief [Docket No. 450] (the “Regal Approval Order”), pursuant to which, inter alia, NCM entered into that certain Network Affiliate Transaction Agreement with Regal Cinemas;

WHEREAS, on June 27, 2023, the Bankruptcy Court entered that certain Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtor's Disclosure Statement on a Final Basis and (II) Confirming the Modified First Amended Chapter 11 Plan of Reorganization of National CineMedia, LLC, [Docket No. 457] (the “Confirmation Order”);

WHEREAS, together with Cinemark and Cinemark USA, on June 29, 2023 AMC filed a Joint Notice of Appeal [ Docket No. 468] of the Confirmation Order (the “Confirmation Order Appeal”), and on July 6, 2023 AMC filed together with Cinemark USA, filed a Joint Notice of Appeal [Docket No. 488] of the Regal Approval Order (the “Regal Approval Order Appeal,” and together with the Confirmation Order Appeal, the “Bankruptcy Appeals”). Cinemark and Cinemark USA are sometimes referred to herein collectively as the “Cinemark Appellants”;

WHEREAS the Bankruptcy Appeals were consolidated and are currently pending before the United States Court of Appeals for the Fifth Circuit in Case No. 24-20386;

[***]

WHEREAS, as of the date of this Agreement, AMC owns directly or indirectly 3,240 units of NCM’s membership units (all such units held by AMC as of the Effective Date, the “AMC Units”); and

WHEREAS, contemporaneous with the execution of this Agreement, AMC, Muvico, LLC, and certain other Affiliates of AMC (collectively, the “AMC Parties”) and NCM have entered into that certain Second Amended and Restated Exhibitor Services Agreement (the “Amended AMC ESA”).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1.
Definitions. In this Agreement, the capitalized terms in the recitals shall have the meanings ascribed to them therein, and the following capitalized terms shall have the meanings specified in this Section 1 or the sections where such terms are defined.

“Affiliate” means, as to any entity, any other entity that is controlled by, controls, or is under common control with that entity. The term “control” (including the terms “controlled,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause direction of the management and policies of an entity. For the avoidance of doubt, Cinemark, Cinemark USA, Regal CineMedia Holdings and Regal Cinemas shall not be considered Affiliates of NCM and NCMI for purposes of this Agreement.

“AMC Released Parties” means AMC and its Representatives (all of whom are intended third-party beneficiaries of the releases set forth herein).

“AMC Releasing Parties” means AMC and, to the extent permitted by law, their Representatives.

“Effective Date” means the date on which this Agreement is fully executed by the Parties hereto.

“NCM Released Parties” means NCM, NCMI, and their Representatives (all of whom are intended third-party beneficiaries of the releases set forth herein).

“NCM Releasing Parties” means NCM, NCMI, and to the extent permitted by law, their Representatives.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any nation or government, any state or other political subdivision thereof, and any agency, department or other person or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Releasing Parties” means, collectively, NCM Releasing Parties and AMC Releasing Parties.

“Released Parties” means, collectively, NCM Released Parties and AMC Released Parties.

“Representatives” means, with respect to any Party, such Party’s and such Party’s current and former Affiliates’ current and former officers, directors, control persons, equity holders, managers, supervisors, principals, managing members, members, employees, servants, agents, advisory board members, financial advisors, partners, attorneys, advisors, accountants, investment bankers, consultants, administrative agents, collateral agents, documentation agents, representatives, predecessors, successors (including successors in interest), trustees, assigns, assignee for the benefit of creditors, liquidators, receivers, heirs, estates, family members, executors, administrators, and other professionals, in each case, solely in their respective capacities as such.

2.
Joint Venture Termination.
2.01
LLC Agreement. As of the Effective Date, (i) AMC (a) waives and releases all claims under the LLC Agreement, (b) releases the NCM Released Parties that are parties to the LLC Agreement from their respective obligations owed to AMC thereunder, and (c) waives all rights and interests in NCM and all rights and interests thereunder such that the LLC Agreement shall be null and void in all respects solely as to AMC from and after the Effective Date; (ii) NCMI (a) waives and releases all claims against AMC under the LLC Agreement, and (b) releases AMC from its obligations owed to NCMI thereunder; and (iii) the LLC Agreement shall be deemed terminated solely with respect to the AMC parties thereto. For the avoidance of doubt, the LLC Agreement will remain in full force and effect with respect to all parties thereto other than AMC.
2.02
CUAA. As of the Effective Date, (i) AMC (a) waives and releases all claims under the CUAA, (b) releases the NCM Released Parties that are parties to the CUAA from their respective obligations owed to AMC thereunder, and (c) waives all rights and interests thereunder such that the CUAA shall be null and void in all respects solely as to AMC from and after the Effective Date; (ii) NCMI and NCM (a) waive and release all claims against AMC under the CUAA, and (b) release AMC from its obligations owed to NCMI and NCM thereunder, including, in each case, any obligations owed to NCMI or NCM with respect to the CUAA Determination Notice; and (iii) the CUAA shall be deemed terminated solely with respect to the AMC parties thereto. For the avoidance of doubt, the CUAA will remain in full force and effect with respect to all parties thereto other than AMC.
2.03
Tax Receivable Agreement. As of the Effective Date, (i) AMC (a) waives and releases all claims under the Tax Receivable Agreement, (b) releases the NCM Released Parties that are parties to the Tax Receivable Agreement from their respective obligations owed to AMC thereunder, and (c) waives all rights and interests thereunder such that the Tax Receivable Agreement shall be null and void in all respects solely as to AMC from and after the Effective Date; (ii) NCMI and NCM (a) waive and release all claims against AMC under the Tax Receivable Agreement, and (b) release AMC from its obligations owed to NCMI and NCM thereunder; and (iii) the Tax Receivable Agreement shall be deemed terminated solely with respect to the AMC parties thereto. For the avoidance of doubt, the Tax Receivable Agreement will remain in full force and effect with respect to all parties thereto other than AMC.
2.04
Registration Rights Agreement. As of the Effective Date, (i) AMC (a) waives and releases all claims under the Registration Rights Agreement, (b) releases the NCM Released Parties that are parties to the Registration Rights Agreement from their respective obligations owed to AMC thereunder, and (c) waives all rights and interests thereunder such that the Registration Rights Agreement shall be null and void in all respects solely as to AMC from and after the Effective Date; (ii) NCMI (a) waives and releases all claims against AMC under the Registration Rights Agreement, and (b) releases AMC from its obligations owed to NCMI thereunder; and (iii) the Registration Rights Agreement shall be deemed terminated solely with respect to the AMC parties thereto. For the avoidance of doubt, the Registration Rights Agreement will remain in full force and effect with respect to all parties thereto other than AMC.
2.05
Director Designation Agreement. As of the Effective Date, (i) AMC (a) waives and releases all claims under the Director Designation Agreement, (b) releases the NCM Released Parties that are parties to the Director Designation Agreement from their respective obligations owed to AMC thereunder, and (c) waives all rights and interests thereunder such that the Director Designation Agreement shall be null and void in all respects solely as to AMC from and after the Effective Date; (ii) NCMI (a) waives and releases all claims against AMC under the Director Designation Agreement, and (b) releases AMC from its obligations owed to NCMI thereunder; and (iii) the Director Designation Agreement shall be deemed terminated solely with respect to the AMC parties thereto. For the avoidance of doubt, the Director Designation Agreement will remain in full force and effect with respect to all parties thereto other than AMC.

2.06
Other Joint Venture Agreements. As of the Effective Date, (i) AMC (a) waives and releases all claims under all of the Joint Venture Agreements (as defined in the LLC Agreement) other than the LLC Agreement, the CUAA, the Tax Receivable Agreement, the Software License Agreement, the Registration Rights Agreement, and the Director Designation Agreement (such agreements, the “Other Joint Venture Agreements”); (b) releases the NCM Released Parties that are parties to the Other Joint Venture Agreements from their respective obligations owed to AMC under the Other Joint Venture Agreements; and (c) waives all rights and interests thereunder such that the Other Joint Venture Agreements shall be null and void in all respects solely as to AMC from and after the Effective Date; (ii) NCM and NCMI, as applicable, (a) waive and release all claims against AMC under all of the Other Joint Venture Agreements; (b) release AMC from its obligations owed to NCM and NCMI, as applicable, under the Other Joint Venture Agreements; and (iii) the Other Joint Venture Agreements shall be deemed terminated solely with respect to the AMC parties thereto. For the avoidance of doubt, the Other Joint Venture Agreements will remain in full force and effect with respect to all parties thereto other than AMC.
3.
NCM Common Units Surrender. On the Effective Date, AMC shall surrender the AMC Units to NCM for cancellation.
4.
Amended AMC ESA
4.01
Entry into Amended AMC ESA. On the Effective Date, the AMC Parties and NCM shall enter into the Amended AMC ESA.
4.02
[***].
4.03
Other Obligations under AMC Original ESA. The Parties agree that [***] all other obligations of the Parties under the AMC Original ESA shall be waived and released pursuant to the terms of this Agreement.
5.
Dismissal of Bankruptcy Appeals. On the Effective Date, AMC shall dismiss, with prejudice, AMC’s appeals of the Bankruptcy Appeals by filing a Notice of Dismissal with Prejudice on the Appellate Docket in Case No. 24-20386 (the “Notice of Dismissal”). For the avoidance of doubt, the Parties understand and agree that the Bankruptcy Appeals are joint appeals of AMC and the Cinemark Appellants such that the Notice of Dismissal of AMC’s appeals of the Bankruptcy Appeals shall not have any impact on the Bankruptcy Appeals of the Cinemark Appellants, which shall remain pending notwithstanding this Agreement.
6.
Releases
6.01
AMC Releases. Each of the AMC Releasing Parties hereby freely and unconditionally releases and forever discharges the NCM Released Parties, effective as of the Effective Date, from any and all past, present, or future claims, actions, demands, causes of action, obligations, rights, suits, damages, remedies, penalties, costs, attorneys’ and other professional fees, and liabilities, of every kind and nature whatsoever (if any there be), whether known or unknown, contingent or not contingent, matured or unmatured, including any derivative claims, asserted by or on behalf of the AMC Releasing Parties that the AMC Releasing Parties would have been legally entitled to assert (whether individually or collectively), whether in contract or in tort or under any statute, or under any other legal or equitable theory, based in law or in equity and to the fullest extent permitted by law or upon any other act or omission, transaction, agreement, event, circumstance, or other occurrence relating to, arising from or under, or in connection with the Joint Venture Agreements, the AMC Original ESA, NCMI’s certificate of incorporation (the “NCMI Certificate of Incorporation”), the NCM Chapter 11 Case, the Bankruptcy Appeals, [***] and/or the Parties’ respective businesses, operations, assets, or liabilities, and taking place on or before the Effective Date, including all claims and counterclaims (whether for pecuniary or equitable relief, or otherwise) (collectively, the “AMC Released Claims”); provided, that the foregoing release shall not, and shall not be deemed or construed to: (i) release any obligations, duties, or liabilities among the Parties under this Agreement or the Amended AMC ESA [***]; (ii) release any claims, actions, demands, causes of action, obligations, rights, suits, damages, remedies, penalties, costs, fees, or liabilities against any Person that is not a NCM Released Party; and (iii) release any claims, actions, demands, causes of action, obligations, rights, suits, damages, remedies, penalties, costs, fees, or liabilities related to any act or omission that may have constituted fraud, willful misconduct, or gross negligence.
6.02
NCM Releases. Each of the NCM Releasing Parties hereby freely and unconditionally releases and forever discharges the AMC Released Parties, effective as of the Effective Date, from any and all past, present, or future claims, actions, demands, causes of action, obligations, rights, suits, damages, remedies, penalties, costs, attorneys’ and other professional fees, and liabilities, of every kind and nature whatsoever (if any there be), whether known or unknown, contingent or not contingent, matured or unmatured, including any derivative claims, asserted by or on behalf of the NCM Releasing Parties that the NCM Releasing Parties would have been legally entitled to assert (whether individually or collectively), whether in contract or in tort or under any statute, or under any other legal or equitable theory, based in law or in equity and to the fullest extent permitted by law or upon any other act or omission, transaction, agreement, event, circumstance, or other occurrence relating to, arising from or under, or in connection with the Joint Venture Agreements, the AMC Original ESA, the NCMI Certificate of Incorporation, the NCM Chapter 11 Case, the Bankruptcy Appeals, [***] and/or the Parties’ respective businesses, operations, assets, or liabilities, and taking place on or before the Effective Date, including all claims and counterclaims (whether for pecuniary or equitable relief, or otherwise) (collectively, the “NCM Released Claims” and together with the AMC Released Claims, the “Released Claims”); provided, that the foregoing release shall not, and shall not be deemed or construed to: (i) release any obligations, duties, or liabilities among the Parties under this Agreement or the Amended AMC ESA [***]; (ii) release any claims, actions, demands, causes of action, obligations, rights, suits, damages, remedies, penalties, costs, fees, or liabilities against any Person that is not a AMC Released Party; and (iii) release any claims, actions, demands, causes of action, obligations, rights, suits, damages, remedies, penalties, costs, fees, or liabilities related to any act or omission that may have constituted fraud, willful misconduct, or gross negligence.
7.
Intention of the Parties/Waiver of Civil Code Section 1542. It is the intention of the Parties that this Agreement shall be effective as a full and final accord, satisfaction and release of all Released Claims. In furtherance of this intention, each Party acknowledges and agrees that the release of Released Claims provided for in this Agreement shall extend to any and all Released Claims, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, legal or equitable, and expressly waive and relinquish any and all rights that the Parties may have under California Civil Code, Section 1542, which provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Party expressly waives and releases any and all rights and benefits which it has, or may have, under California Civil Code, Section 1542, and any other similar law or rule of any other jurisdiction pertaining to the matters released in this Agreement. Each Party understands, acknowledges and agrees that it may later discover facts in addition to, or different from, those which it now knows or believes to be true as to the Released Claims or the subject matter of this Agreement, but it is the intention of the Parties, through and in accordance with this Agreement and with the advice of counsel, to fully, finally and forever settle and release any and all Released Claims. In furtherance of this intention, the releases of Released Claims provided for under this Agreement shall be, and are to remain in effect as, full and complete releases of any and all Released Claims, as applicable, notwithstanding the discovery of any additional claims or facts relating to such releases.

8.
Covenant Not to Sue. Each of the Releasing Parties covenants and agrees not to bring or pursue any legal, administrative, legislative or adversary action, claim, suit or proceeding of any kind or nature, whether as a claim, cross-claim, or counterclaim, against any of the applicable Released Parties, which in any way allegedly or actually arises from, or relates to, directly or indirectly, any Released Claims, and each Party further covenants and agrees that this Agreement is a bar to any such action, claim, suit or proceeding, except for proceedings to enforce this Agreement.
9.
Representations and Warranties.
9.01
Mutual Representations and Warranties. Each Party represents and warrants that, as of the Effective Date: (a) such Party has not assigned, subrogated, or otherwise transferred to any Person any Released Claims and shall not assign or otherwise transfer to any Person any such claim on or prior to the Effective Date, (b) there are no additional entities or persons affiliated with such Party that are necessary to effect the release and extinguishment of any Released Claims, and (c) this Agreement has been duly executed and delivered by such Party and constitutes such Party’s legal, valid, and binding obligation, enforceable against such Party in accordance with its terms.
10.
Miscellaneous.
10.01
Notices. Any notice, request, instruction, or other communication to be given under this Agreement by a Party shall be in writing and shall be deemed to have been given to the receiving Party: (a) when delivered, if delivered in person or by overnight delivery service (charges prepaid), (b) following confirmation of receipt, if sent via email, and each Party agrees to promptly confirm receipt during normal business hours of the intended recipient in each case to the address or email address of such Party set forth below (as may be changed by way of notice to the other Party) and marked to the attention of the designated individual or to such other individual, address or email address as a Party may designate for itself by notice given in accordance with this Section 10.01:

To AMC:
c/o AMC Entertainment Inc.

11600 Ash Street
Leawood, KS 66211
Attention: General Counsel

To National CineMedia:
6300 S. Syracuse Way, Suite 300
Centennial, CO 80111
Attention: General Counsel

10.02
Admissibility. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement or the payment of damages to which a Party may be entitled under this Agreement.
10.03
Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond, without proof of actual damages and without waiving any claim for damages) as a remedy of any such breach, including an order of a court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.
10.04
No Admissions. Nothing in this Agreement, nor any actions taken by, or failure to act by, the Parties in furtherance of this Agreement, shall be construed as an admission of liability, wrongdoing, or violation of rule or law on the part of any Party, and each Party expressly denies and disputes that any such action taken by, or failure to act by, the Parties constitutes such an admission.
10.05
Successors and Assigns. This Agreement is binding upon the Parties hereto and shall inure to the benefit of the Parties hereto and their Affiliates, and their respective successors and assigns.
10.06
Choice of Law; Choice of Forum. This Agreement, and any dispute arising from this Agreement or the subject matter of this Agreement, shall be governed by the laws of the State of New York, without regard to its conflicts of law principles, and the federal and state courts in the State of New York shall be the exclusive jurisdiction for resolving all disputes relating to this Agreement. The Parties submit to the jurisdiction of such courts over such a dispute and waive any objection to the propriety or convenience of venue in such courts. Each Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any dispute arising out of or relating to this Agreement. Each Party acknowledges and agrees that (a) such Party has considered the implications of this waiver, (b) such Party makes this waiver knowingly and voluntarily, after consulting or having had the opportunity to consult with counsel of their choice, and (c) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.06.
10.07
Third Party Beneficiaries. With the exception of the Representatives of AMC and NCM who are intended third-party beneficiaries of the releases set forth herein, this Agreement is for the sole benefit of the Parties and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other party or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
10.08
No Construction; Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. The terms “include” and “including” shall be deemed to be immediately followed by the phrase “without limitation,” the term “or” shall not be exclusive, and the terms “herein” and “hereunder” and similar terms shall be interpreted to refer to this entire Agreement. In the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural.
10.09
Amendment. This Agreement may be amended, supplemented or modified, and any of the terms, covenants, representations, warranties or conditions may be waived, only by a written amendment executed by each of the Parties. No waiver by any Party of any breach of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement. All waivers must be in writing by the Parties. No failure of a Party to enforce a provision shall be deemed a waiver of any noncompliance.
10.10
Severability. If any provision of this Agreement or the application of any such provision to any person, entity, or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the application of such provision to any other persons, entities, or circumstances, and to the extent permissible under applicable law, any such invalid, illegal or unenforceable provision shall be deemed amended lawfully to conform with the intent of the Parties.
10.11
Integration. This Agreement, together with the amendments, annexes, exhibits, and schedules hereto, constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior or contemporaneous oral or written negotiations, offers, representations, warranties and agreements with respect to this subject matter; provided, that the Notice of Dismissal shall be in full force and effect in accordance with the terms thereof and this Agreement shall not affect in any way the dismissal of the Bankruptcy Appeals, with prejudice.
10.12
Rights of Parties are Cumulative. The rights of the Parties under this Agreement are cumulative, and no exercise or enforcement by either Party of any right or remedy under this Agreement will preclude any other right or remedy available under this Agreement or by law.

10.13
Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been shown to have been executed by each Party and delivered to the other Parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date.

American Mult-Cinema, Inc.

By: /s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President, Chief Financial Officer & Treasurer
Date: April 17, 2025

[Signature Page to Joint Venture Termination and Settlement Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date.

National CineMedia, LLC

By its manager, National CineMedia, Inc.

By: /s/ Tom Lesinski

Name: Tom Lesinski

Title: Chief Executive Officer

Date: April 17, 2025

National CineMedia, Inc.

By: /s/ Ronnie Ng
Name: Ronnie Ng
Title: Chief Financial Officer
Date: April 17, 2025